Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of TransCanada PipeLines Limited
We consent to the use of our report, dated February 10, 2016, with respect to the consolidated financial statements and effectiveness of internal control over financial reporting included in this annual report on Form 40-F.
We also consent to the incorporation by reference of such report in TransCanada PipeLines Limited’s Registration Statement No. 333-208588 on Form F-10.

/s/ KPMG LLP
Chartered Professional Accountants
February 11, 2016
Calgary, Canada